                      DFA INVESTMENT DIMENSIONS GROUP INC.

                               CUSTODIAN AGREEMENT
                               ADDENDUM NUMBER TWO

         THIS AGREEMENT is made as of the ____ day of ____, 1999 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PNC BANK, N.A., formerly known as "Provident National Bank," a national banking association ("PNC").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

         WHEREAS, the Fund has retained PNC to provide certain custodian services pursuant to a Custodian Agreement dated June 19, 1989, as amended (the "Agreement") which as of the date hereof, is in full force and effect; and

         WHEREAS, PNC presently provides such services to the existing portfolios of the Fund, including new series of the Fund, designated as Tax-Managed U.S. 5-10 Value Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio X, Tax-Managed DFA International Value Portfolio X and Tax-Managed U.S. Marketwide Value Portfolio X, which are listed on Schedule A, attached hereto; and

         WHEREAS, Paragraph 1 of the Agreement provides that the Fund may from time to time issue additional portfolios and, in such event, the provisions of the Agreement shall apply to such portfolios as may be mutual agreed upon by the Fund and PNC;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties agree:

         1. The Agreement hereby is amended effective ________, 1999 by replacing the current Schedule A of the Agreement in its entirety with "Schedule A, Amended and Restated _______________, 1999," reflecting the addition of the new series, as attached hereto.

         2. The fee schedules of PNC applicable to the Portfolios shall be as agreed in writing from time to time.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Two to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.


                                            DFA INVESTMENT DIMENSIONS GROUP INC.

                                            By:
                                               ---------------------
                                                    Irene R. Diamant
                                                    Vice President


                                            PNC BANK, N.A.

                                            By:
                                               --------------------
                                                    Joseph Gramlich
                                                    Senior Vice President

                                                            AMENDED AND RESTATED
                                                                   _______, 1999

                                   SCHEDULE A

                                    SERIES OF
                      DFA INVESTMENT DIMENSIONS GROUP INC.


                    U.S. 6-10 SMALL COMPANY PORTFOLIO (3/92)
                       U.S. LARGE COMPANY PORTFOLIO (2/90)
                        U.S. 6-10 VALUE PORTFOLIO (9/92)
                      U.S. LARGE CAP VALUE PORTFOLIO (9/92)
                  ENHANCED U.S. LARGE COMPANY PORTFOLIO (2/96)
                    U.S. 9-10 SMALL COMPANY PORTFOLIO (12/81)
                        U.S. 4-10 VALUE PORTFOLIO (11/97)
            RWB/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO (5/93)
                        EMERGING MARKETS PORTFOLIO (4/94)
                     JAPANESE SMALL COMPANY PORTFOLIO (1/86)
                  UNITED KINGDOM SMALL COMPANY PORTFOLIO (1/86)
                   CONTINENTAL SMALL COMPANY PORTFOLIO (4/88)
                   PACIFIC RIM SMALL COMPANY PORTFOLIO (4/91)
                   DFA ONE YEAR FIXED INCOME PORTFOLIO (6/83)
                DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO (2/96)
                    EMERGING MARKETS VALUE PORTFOLIO (11/97)
                   DFA REAL ESTATE SECURITIES PORTFOLIO (9/92)
               DFA INTERNATIONAL SMALL CAP VALUE PORTFOLIO (12/94)
                    LARGE CAP INTERNATIONAL PORTFOLIO (4/91)
                    DFA GLOBAL FIXED INCOME PORTFOLIO (7/90)
          DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO (7/90)
                    DFA FIVE-YEAR GOVERNMENT PORTFOLIO (5/87)
                         VA SMALL VALUE PORTFOLIO (9/95)
                         VA LARGE VALUE PORTFOLIO (4/94)
                     VA INTERNATIONAL VALUE PORTFOLIO (9/95)
                     VA INTERNATIONAL SMALL PORTFOLIO (9/95)
                      VA SHORT-TERM FIXED PORTFOLIO (9/95)
                         VA GLOBAL BOND PORTFOLIO(4/94)
                  INTERNATIONAL SMALL COMPANY PORTFOLIO (8/96)
                  EMERGING MARKETS SMALL CAP PORTFOLIO (12/96)
                  DFA TWO YEAR CORPORATE FIXED INCOME PORTFOLIO
                        DFA TWO YEAR GOVERNMENT PORTFOLIO
                  TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO (12/98)

              TAX-MANAGED U.S. 6-10 SMALL COMPANY PORTFOLIO (12/98)
              TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO (12/98)
               TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO (12/98)
                 TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO X (9/99)
             TAX-MANAGED U.S. 6-10 SMALL COMPANY PORTFOLIO X (9/99)
             TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO X (9/99)
              TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO X (9/99)